Exhibit (h)(33)

EIGHTH AMENDMENT TO THE
BROOKFIELD INVESTMENT FUNDS
TRANSFER AGENT SERVICING AGREEMENT

THIS EIGHTH AMENDMENT, effective as of September 1, 2025 (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of September 20, 2011, as amended on November 15, 2013, November 1, 2014, May 29, 2015, February 2, 2018, September 18, 2018, June 2, 2021 and February 1, 2022 (the “Agreement”), is entered into by and between BROOKFIELD INVESTMENT FUNDS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees listed on Exhibit D of the Agreement for a period of three (3) years; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.	As of the Effective Date, Exhibit D is hereby superseded and replaced in its entirety with Exhibit D attached hereto for a period of three (3) years.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BROOKFIELD INVESTMENT FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Craig Ruckman	By:	/s/ Greg Farley
Name:	Craig Ruckman	Name:	Greg Farley
Title:	Secretary	Title:	Senior Vice President
Date:	December 19, 2025	Date:	1/5/2026

Exhibit D to the Transfer Agent Servicing Agreement – Brookfield Investment Funds

Fund Administration, Fund Accounting, CCO Support and Transfer Agency Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*

3.5 basis points on the first $2 billion

1.5 basis points >$2 billion – $6 billion

1.0 basis point on the balance

Minimum Annual Fee:

Based on $66,750 per fund

Additional fee of $15,000 for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

For the avoidance of doubt, the annual minimum fees and tiered basis point schedule above apply to each of the administration, accounting, and transfer agent services agreements and will not be charged separately under each agreement.

Services Included in Annual Fee Per Fund

Advisor Information Source – On-line access to portfolio management and compliance information. Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting. Core Tax Services – See Additional Services Fee Schedule

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Transfer Agent, Shareholder & Account Services Fee Schedule (in addition to above)

Annual Service Charges to the Fund*

Base Fee, first CUSIP	$15,000 for first CUSIP
Base Fee, each additional CUSIP	$10,000 for first CUSIP
Open Accounts – Closed End Funds	$13.00 each
Open Accounts – NSCC Level 3	$13.00 each
Open Accounts – Open-End Funds, No Load	$16.00 each
Open Accounts – Open-End Funds, with Load	$20.00 each
Closed Accounts	$2.50 each

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

CUSIP Setup

CUSIP Setup Fee – $1,500

Services Included in Annual Service Charges

Telephone Calls

Voice Response Calls

Manual Shareholder Transaction & Correspondence

Omnibus Account Transaction

Daily Valuation/Manual 401k Trade

NSCC System Interface

Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, based on services performed, AML verification services, special reports, record retention, lost shareholder search, unclaimed property reporting (data analysis, due diligence mailings and filings), disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

$15.00 per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)

$25.00 per transfer to successor trustee

$25.00 per participant distribution (Excluding SWPs)

$25.00 per refund of excess contribution

$25.00 per reconversion/recharacterization

Additional Shareholder Paid Fees

$15.00 per outgoing wire transfer or overnight delivery

$5.00 per telephone exchange

$25.00 per return check or ACH or stop payment

$10.00 per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

Implementation

▪	$17,500 –per fund group, Inquiry only - no transaction capabilities
▪	$30,000 per fund group, base transactional and maintenance functionality
▪	Three year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$30,000
100,000 – 999,999	$32,000
1,000,000+	$34,000
Activity Fees
Per Login	$0.008 per event
Login Challenge (email or SMS Text)	$0.06 per event
Inquiry	$0.15 per event
Account Maintenance	$0.25 per event
Transaction – financial transactions, duplicate statements requests, etc.	$0.50 per event
New Account Set-up	$3.00 per event
Bank Verification Attempt	$3.00 per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services Electronic

Confirm Presentation

eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.

Document Loading, Storage, and Access – $0.08 per statement

Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

Development & Implementation of Electronic Confirm Statements – $12,000 initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

Document Loading, Storage, and Access – $0.08 per statement

Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

Development & Implementation of Electronic Investor Statements – $5,000 initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

Document Loading, Storage, and Access – $0.08 per statement

Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement Development & Implementation of Electronic Tax Statements – $5,000 initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

Development & Implementation of Electronic Compliance Documents – $5,000 initial setup fee

Related Digital Investor Fees

View Consent Enrollment – $0.03 per transaction

Consent Enrollment – $0.13 per transaction

View Statements – $0.03 per view

Notes:

Statements presented as PDF documents

Statements will be loaded for all accounts, regardless of consent

Three year minimum term

Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired

Digital Investor customization charges apply.

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee Per Management Company – file generation and delivery – $6,000 per year

Per Record Charge

Rep/Branch/ID – $.018

Dealer – $0.012

Price Files – $0.002 per record or $1.75 per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

Account inquiry

Inquiry - $0.05 per event

Vision ID - $5.00 per month per ID

Transaction Processing*

Implementation Fee - $5,000 per Management Company

Transaction – purchase, redeem, and exchange - $0.50 per event

Monthly Minimum Charge - $500 per month

Electronic Statements*

Implementation- $5,000 per fund group

Load charges-$0.05 per image

Archive charge (for any image stored beyond 2 years)-$0.015 per document

*Vision ID and event charges also apply.

Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$125	$1,500
1000-3450 IDs	$208	$2,500
3451 IDs and above	$583	$7,000

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

$6 per Email

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

STAT – Statement and Tax Form Storage & Retrieval

Setup: $250 per user

Support: $100 per user per month

Additional Data Delivery Services

Ad Hoc/PowerSelect File Development

Standard ad-hoc select: $300 per file

Custom coded data for recurring, scheduled delivery: $200 per hour consultation and programming development Support: $100 per file per month for recurring files/reports scheduled for delivery.

Recurring files scheduled for delivery via Pivot or Managed File Services

Custom Electronic File Exchange (MFS delivery of standard TIP files)

Setup: $3,000 one-time fee

Support: $100 per file per month

Chat Services

Implementation Fee – $10,000

Monthly Fee – $500 per month

Per Chat Fee – $10 per chat or $0.75 per minute of chat

Virtual Assistant

$1,000 Implementation Fee

$500 per month administration fee

Electronic Form Delivery and Signature Capture

Implementation fee – $1,000 (includes 15 forms)

Additional setup fee – $75 for each additional form and email template

Form and fund logo modifications – $75 per form, $100 per updated Fund Logo

Monthly minimum fee – $100 per month

Per electronic envelope Fee – $6.00

Recordkeeping Application Access

Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

$1,500 implementation

$500 per month

Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers Cost varies depending upon location and bandwidth

TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

$500 implementation

$200 per ID per month

TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

$2,500 implementation

$350 per ID per month

TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

$1,000 implementation

$200 per ID per month

Automated Work Distributor (AWD) – Image and workflow application.

$13,500 implementation

$400 per ID per month

Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

$1,500 implementation

$200 per ID per month

PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

$3,000 per month

Programming Services

$200 per hour (subject to change)

Charges incurred for customized services based upon fund family requirements including but not limited to: Fund setup programming (transfer agent system, statements, options, etc.)

Customized service development

Voice response system setup (menu selections, shareholder system integration, testing, etc.) All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

$1.00 per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:

$1,500 setup per fund group

$500 per month administration

$5.00 per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

$1,000 per fund group per month

CTI Reporting

•	Integrated custom detailed call reporting – $250 per monthly report

Literature Fulfillment Services

■	Account Management/Database Administration
●	$ 300 per month
●	$ 20 per SKU - Receiving
●	$ 6 per order - Order Processing
●	$ 20 per month per location - Skid Storage
●	$ 20 per SKU - Disposal

■	Inbound Tele servicing Only
●	$ 250 per month Account Management (OR)
●	$ 10.00 per call, Call Servicing

■	Lead Source Reporting
●	$ 250 per month

■	Closed Loop Reporting
●	$ 500 per month, Account Management
●	$ 1,500 per fund group, Database Installation, Setup

■	Miscellaneous Expenses

Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

$500 per Month

Fund Event* Services

Programming & File Delivery – $200/hour

Project Management/Analysis – $125/hour

Account Data Retention – $0.2083/account/month until purged*

CUSIP Data Retention – $125/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup

CUSIP Setup beyond the initial CUSIP – $1,500 per CUSIP

Expedited CUSIP Setup – $3,000 per CUSIP (Less than 35 days)

Fund Characteristic Change

Fund Name Change – $500 per fund/ per change

Fund CUSIP Change – $500 per fund/ per change

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

$35,000 – $50,000 MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to

one year of DST/TA2000 data)

Standard MARS Products & Services (Monthly fees)

$5,000 MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)

$3,500 MARS Sales Reporting (Includes 1 Sales Users)

$3,500 MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month.

Standard MARS System Setup & Implementation Costs

$20,000 – SalesForce.com Integration (if added after initial MARS implementation)

$7,500 – Custom Data Interface

$1,800 – OmniSERV Setup ($250 Monthly Maintenance Fee)

$2,500 – Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)

$2,500 – Standard Interface Setup ($250 Monthly Maintenance Fee)

$1,800 – Additional OmniSERV Interface ($250 Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)

$230 – Sales Reporting

$200 – 22c-2 Compliance

$150 – CRM

$250 – SFDC

MARS Training (in-person)

$2,500 /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$650.00
Monthly Transactions 5K – 7.5K	$975.00
Monthly Transactions 7.5K – 10K	$1,300.00
Monthly Transactions 10K – 15K	$1,625.00
Monthly Transactions 15K - 20k	$1,950.00

Monthly Transactions 20k - 40k	$3,250.00
Monthly Transactions 40k - 60k	$4,550.00
Monthly Transactions 60k - 80k	$5,850.00
Monthly Transactions 80k - 100k	$6,500.00
Monthly Transactions 100k - 120k	$7,150.00
Monthly Transactions 120k - 140k	$7,800.00
Monthly Transactions 140k - 160k	$8,125.00
Monthly Transactions 160k - 180k	$8,450.00
Monthly Transactions 180k - 200k	$8,775.00
Monthly Transactions 200k - 220k	$8,970.00
Monthly Transactions 220k - 240k	$9,165.00
Monthly Transactions 240k - 260k	$9,360.00
Monthly Transactions 260k - 280k	$9,555.00
Monthly Transactions 280k - 300k	$9,750.00
Monthly Transactions 300k-320k	$9,945.00
Monthly Transactions 320k-340k	$10,140.00
Monthly Transactions 340k-360k	$10,335.00
Monthly Transactions 360k-380k	$10,530.00
Monthly Transactions 380k-400k	$10,725.00
Monthly Transactions 400k-420k	$10,920.00
Monthly Transactions 420k-440k	$11,115.00
Monthly Transactions 440k-460k	$11,310.00
Monthly Transactions 460k-480k	$11,505.00
Monthly Transactions 480k-500k	$11,700.00
Monthly Transactions 500k-520k	$11,895.00
Monthly Transactions 520k-540k	$12,090.00
Monthly Transactions 540k-560k	$12,285.00
Monthly Transactions 560k-580k	$12,480.00
Monthly Transactions 580k-600k	$12,675.00
Monthly Transactions 600K-620k	$12,870.00
Monthly Transactions 620k-640k	$13,065.00
Monthly Transactions 640k-660k	$13,260.00
Monthly Transactions 660k-680k	$13,455.00
Monthly Transactions 680k-700k	$13,650.00
Monthly Transactions 700k-720k	$13,845.00
Monthly Transactions 720k-740k	$14,040.00
Monthly Transactions 740k-760k	$14,235.00
Monthly Transactions 760k-780k	$14,365.00
Monthly Transactions 780k-800k	$14,560.00
Monthly Transactions 800k-820k	$14,755.00
Monthly Transactions 820k-840k	$14,950.00
Monthly Transactions 840k-860k	$15,145.00
Monthly Transactions 860k-880k	$15,340.00

Monthly Transactions 880k-900k	$15,535.00
Monthly Transactions 900k-920k	$15,665.00
Monthly Transactions 920k-940k	$15,860.00
Monthly Transactions940k-960k	$16,055.00
Monthly Transactions 960k-980k	$16,250.00
Monthly Transactions 980k-1m	$16,445.00

Additional Products & Services (Quoted Separately)

CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

$10,000 – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees)

$2,000 MARS Sales & Compliance Reporting

$1,800 MARS Sales Reporting Only

$1,800 MARS 22c-2 Compliance Only

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee)

$7,500 – Custom Data Interface

$1,800 – Additional OmniSERV Setup ($250 Monthly)

$2,500 – Standard DCIO Interface Setup ($250 Monthly)

$2,500 – Standard Interface Setup ($250 Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$650.00
Monthly Transactions 5K – 7.5K	$975.00
Monthly Transactions 7.5K – 10K	$1,300.00
Monthly Transactions 10K – 15K	$1,625.00
Monthly Transactions 15K - 20k	$1,950.00

Item Description	Monthly cleaning fees
Monthly Transactions 20k - 40k	$3,250.00
Monthly Transactions 40k - 60k	$4,550.00
Monthly Transactions 60k - 80k	$5,850.00
Monthly Transactions 80k - 100k	$6,500.00
Monthly Transactions 100k - 120k	$7,150.00
Monthly Transactions 120k - 140k	$7,800.00
Monthly Transactions 140k - 160k	$8,125.00
Monthly Transactions 160k - 180k	$8,450.00
Monthly Transactions 180k - 200k	$8,775.00
Monthly Transactions 200k - 220k	$8,970.00
Monthly Transactions 220k - 240k	$9,165.00
Monthly Transactions 240k - 260k	$9,360.00
Monthly Transactions 260k - 280k	$9,555.00
Monthly Transactions 280k - 300k	$9,750.00
Monthly Transactions 300k-320k	$9,945.00
Monthly Transactions 320k-340k	$10,140.00
Monthly Transactions 340k-360k	$10,335.00
Monthly Transactions 360k-380k	$10,530.00
Monthly Transactions 380k-400k	$10,725.00
Monthly Transactions 400k-420k	$10,920.00
Monthly Transactions 420k-440k	$11,115.00
Monthly Transactions 440k-460k	$11,310.00
Monthly Transactions 460k-480k	$11,505.00
Monthly Transactions 480k-500k	$11,700.00
Monthly Transactions 500k-520k	$11,895.00
Monthly Transactions 520k-540k	$12,090.00
Monthly Transactions 540k-560k	$12,285.00
Monthly Transactions 560k-580k	$12,480.00
Monthly Transactions 580k-600k	$12,675.00
Monthly Transactions 600K-620k	$12,870.00
Monthly Transactions 620k-640k	$13,065.00
Monthly Transactions 640k-660k	$13,260.00
Monthly Transactions 660k-680k	$13,455.00
Monthly Transactions 680k-700k	$13,650.00
Monthly Transactions 700k-720k	$13,845.00
Monthly Transactions 720k-740k	$14,040.00
Monthly Transactions 740k-760k	$14,235.00
Monthly Transactions 760k-780k	$14,365.00
Monthly Transactions 780k-800k	$14,560.00
Monthly Transactions 800k-820k	$14,755.00
Monthly Transactions 820k-840k	$14,950.00
Monthly Transactions 840k-860k	$15,145.00

Item Description	Monthly cleaning fees
Monthly Transactions 860k-880k	$15,340.00
Monthly Transactions 880k-900k	$15,535.00
Monthly Transactions 900k-920k	$15,665.00
Monthly Transactions 920k-940k	$15,860.00
Monthly Transactions940k-960k	$16,055.00
Monthly Transactions 960k-980k	$16,250.00
Monthly Transactions 980k-1m	$16,445.00

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.